Exhibit 16

Virtus Asset Trust

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of Virtus Asset Trust, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as our true and lawful attorneys and agents with full power to sign for us in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Virtus Contrarian Value Fund into Virtus Ceredex Mid-Cap Value Fund.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, as of this 10th day of August, 2017.

George R. Aylward, Trustee	Thomas J. Brown, Trustee
/s/ Donald C. Burke
Donald C. Burke, Trustee	Roger A. Gelfenbien, Trustee
/s/ Sidney E. Harris	/s/ John R. Mallin
Sidney E. Harris, Trustee	John R. Mallin, Trustee
/s/ Hassell H. McClellan	/s/ Connie D. McDaniel
Hassell H. McClellan, Trustee	Connie D. McDaniel, Trustee
/s/ Philip R. McLoughlin	/s/ Geraldine M. McNamara
Philip R. McLoughlin, Trustee and Chairman	Geraldine M. McNamara, Trustee
/s/ James M. Oates	/s/ Richard E. Segerson
James M. Oates, Trustee	Richard E. Segerson, Trustee
/s/ Ferdinand L.J. Verdonck
Ferdinand L. J. Verdonck, Trustee

All signatures need not appear on the same copy of this Power of Attorney.